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                                  EXHIBIT 21

                            AMSOUTH BANCORPORATION
                             LIST OF SUBSIDIARIES

The following is a list of all subsidiaries of AmSouth Bancorporation and the jurisdiction in which they were organized.  Each subsidiary does business under its own name.
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                   Name                                   Jurisdiction Where Organized
                   ----                                   ----------------------------
  AmSouth Bank of Alabama                                 Alabama
     AmSouth Leasing Corporation                          Alabama
     AmSouth Investment Services, Inc.                    Alabama
     AmSouth Riverchase, Inc.                             Alabama
     Fifth Avenue Realty Company                          (unincorporated joint venture)
     First Gulf Insurance Agency, Inc.                    Alabama
     Five Points Capital Advisors, Inc.                   Alabama
     National Properties and Mining Company, Inc.         Delaware
     Rockhaven Asset Management, LLC                      Delaware

  Alabanc Properties, Inc.                                Delaware

  AmSouth Bank of Florida                                 Florida
     AmSouth Insurance Agency, Inc.                       Florida
     AmSouth Real Estate Holdings, Inc.                   Alabama
       AmSouth Real Estate Management, Inc.               Alabama
     AmSouth Retirement Services, Inc.                    Florida
     Fortune Mortgage Corporation                         Florida
     Service Mortgage and Insurance Agency, Inc.          Florida

  AmSouth Bank of Georgia                                 Georgia

  AmSouth Bank of Tennessee                               Tennessee
     FMLS, Inc.                                           Tennessee

  AmSouth Bank of Walker County                           Alabama

  Trivest Enterprises, Inc.                               Florida
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